SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                           FORM 8-A/A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

           PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                SECURITIES EXCHANGE ACT OF 1934


                    Durco International Inc.
             (to be renamed Flowserve Corporation)
       --------------------------------------------------
     (Exact name of registrant as specified in its charter)


          New York                            31-0267900
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(State of incorporation         (I.R.S. Employer Identification No.)
 or organization)

 3100 Research Boulevard, Dayton, Ohio            45420
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(Address of principal executive offices)        (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:



                                              Name of each exchange on
      Title of each class                       which each class is
      to be so registered                         to be registered

Common Stock, $1.25 par value                 New York Stock Exchange


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     If this Form relates to the registration of a class of
debt securities and is effective upon filing pursuant to
General Instruction A.(c)(1), please check the following box.         [ ]

     If this Form relates to the registration of a class of
debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
A.(c)(2), please check the following box.                             [ ]

   Securities to be registered pursuant to Section 12(g) of the Act:

                           None
    --------------------------------------------------
                    (Title of Class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

     A description of the shares of Common Stock, par value $1.25 per share, of the Registrant, is set forth under the heading "DESCRIPTION OF FLOWSERVE CAPITAL STOCK FOLLOWING THE MERGER -- Flowserve Common Stock" in the Registrant's Registration Statement on Form S-4 dated June 19, 1997 (Registration No. 333-29541), and is incorporated herein by reference.


Item 2.        Exhibits.

               1    All exhibits required by Instruction II to
                    Item 2 will be supplied to the New York
                    Stock Exchange

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           DURCO INTERNATIONAL INC.,


                             by /s/  Ronald F. Shuff
                                --------------------
                                Name:  Ronald F. Shuff
                                Title: Vice President, Secretary and
                                       General Counsel


Date:  July 18, 1997